UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2025
 _______________________
UNIVEST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
_______________________

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, $5 par value	UVSP	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01	Other Events.

On December 10, 2025, the Board of Directors of Univest Financial Corporation (the "Corporation") approved an increase of 2,000,000 shares available for repurchase under the Corporation's share repurchase program, or approximately 7.1% of the Corporation's common stock outstanding as of November 30, 2025. The Corporation has purchased approximately 577,000 shares of common stock under the Board approved repurchase program of 1,000,000 additional shares announced in October 2024. Following the increased authorization, approximately 2,423,000 shares are available for future repurchase under the program.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Financial Corporation

By:	/s/ Brian J. Richardson
Name:	Brian J. Richardson
Title:	Senior Executive Vice President, Chief Financial Officer
Date: December 10, 2025